EXHIBIT 5.1

STIKEMAN ELLIOTT
Stikeman Elliott LLP Barristers & Solicitors
1155 René Lévesque Blvd. West, 40th Floor, Montréal, Quebec, Canada H3B 3V2
Tel: (514) 397-3000 Fax: (514) 397-3222 www.stikeman.com

Shopify Inc. 150 Elgin Street, 8th Floor Ottawa, Ontario Canada K2P 1L4	May 12, 2016

Re:    Shopify Inc. – Registration Statement on Form S-8
We have acted as Canadian counsel to Shopify Inc., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”), in connection with the filing by the Corporation with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (such registration statement, as it may be amended from time to time, is referred to herein as the “Registration Statement”) relating to the registration pursuant to the United States Securities Act of 1933, as amended, of 1,500,000 Class A subordinate voting shares in the capital of the Corporation (collectively, the “Shares”) which may be issued by the Corporation pursuant to its Stock Option Plan (the “Stock Option Plan”) and pursuant to its Long Term Incentive Plan (the “Long Term Incentive Plan” and, together with the Stock Option Plan, the “Incentive Plans”)
We have examined the Registration Statement and the Incentive Plans and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	certificates of representatives of the Corporation with respect to certain factual matters (the “Officer’s Certificate”);

(b)	the certificate and restated articles of incorporation of the Corporation;

(c)	the by-laws of the Corporation;

STIKEMAN ELLIOTT

(d)	certain resolutions of the Corporation's directors; and

(e)	a certificate of compliance in respect of the Corporation dated May 11, 2016 issued by Industry Canada.
We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents.
In examining all documents and in providing our opinions below we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and

(e)
all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation including, without limitation, the Officers’ Certificate, are complete, true and accurate.

We are qualified to carry on the practice of law only in the Province of Ontario and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any reference to the laws of the Province of Ontario includes the laws of Canada applicable therein. Our opinions are expressed with respect to the laws of the Province of Ontario in effect on the date of this opinion and we do not accept any responsibility to inform the addressees of any change in law subsequent to this date that does or may affect the opinions we express.
Based and relying upon and subject to the foregoing, we are of the opinion at the date hereof that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Incentive Plans, will be validly issued, fully paid and non-assessable.
This opinion is rendered solely in connection with the Registration Statement.
We acknowledge that we are referred to in Item 8 of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the Rules and Regulations of the Commission.
Yours truly,
/s/Stikeman Elliott LLP